EXHIBIT 15

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

August 13, 2002

UnitedHealth Group Incorporated:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of UnitedHealth Group Incorporated and Subsidiaries for the period ended June 30, 2002, as indicated in our report dated July 18, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, is incorporated by reference in Registration Statement File Nos. 2-95342, 33-03558, 33-22310, 33-27208, 33-36579, 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300, 33-75846, 333-02525, 333-04875, 333-25923, 333-44613, 333-45289, 333-50461, 333-66013, 333-71007, 333-81337, 333-87243, 333-90247, 333-46284 and 333-55666.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/S/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

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